Exhibit (13)(b)

BEAUTYKIND

"BOX OF KINDNESS" :30

Timecode	Elapsed Time	Speaker	Audio/Vocal Track	Visuals: Graphics & Live Action

00:00	00:02:20	VO (Stephanie)	When you shop at BeautyKind.us…	Blythe at her front door, accepts BeautyKind box delivery

00:02:21	00:01:21	VO (Stephanie)	… you get more than your favorite cosmetics…	Blythe sits on her couch, opens BeautyKind box

00:04:18	00:02:18	VO (Stephanie)	… delivered right to your door. You get to do some good.	Cut to over the shoulder shot of the "Cancer Research" animated world inside the BeautyKind box

00:07:11	00:03:17	VO (Stephanie)	BeautyKind donates 5% of every purchase to the…	Full screen animated title card: GFX: 5% OF THE PURCHASE PRICE GOES TO THE CHARITY OF YOUR CHOICE

00:11:04	00:00:16	VO (Stephanie)	… charity of your choice	Cut to Kabbi and Jaylee in living room. Kabbi opens her BeautyKind box

00:11:20	00:03:15	VO (Stephanie)	Together your purchase can help plant a tree…	Cut to over the shoulder shot. "Environment" animated world comes to life inside the box. Animated leaf wipes the screen and takes us into the "Education" animation

00:15:14	00:01:11	VO (Stephanie)	Build a school…	Animated "Education" scene

00:17:01	00:02:05	VO (Stephanie)	Or provide a village with fresh water.	Camera moves forward to find the "Fresh Water" animated world

00:19:06	00:02:14	Jessica	It's products I would already buy, but with BeautyKind…	Graphic animation of BeautyKind website; products and charities

00:21:20	00:01:09	Jessica	I can give back too.	Jessica to camera

00:23:06	00:00:20	VO (Stephanie)	Be Beautiful	Full screen title card: GFX: BE BEAUTIFUL

00:24:02	00:00:20	VO (Stephanie)	Be Kind	Full screen title card: GFX: BE KIND

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BEAUTYKIND

"BOX OF KINDNESS" :30

Timecode	Elapsed Time	Speaker	Audio/Vocal Track	Visuals: Graphics & Live Action

00:24:21	00:00:22	VO (Stephanie)	BeautyKind	Full screen title card: GFX: BEAUTYKIND.US (logo)

00:25:17	00:04:07	VO (Stephanie)	Visit BeautyKind.us today, and receive 25% off your first order	Full screen title card: GFX: BEAUTYKIND.US (logo) GFX: RECEIVE 25% OFF YOUR FIRST ORDER PLUS GET FREE SHIPPING

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